UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2014 (April 23, 2014)

Glimcher Realty Trust

(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On April 23, 2014, Glimcher Realty Trust (the “Company” or “Registrant”) issued a press release regarding its results of operations for the three months ended March 31, 2014. A copy of the press release is furnished with this report as Exhibit 99.1. A copy of the Company's supplemental information for the three months ended March 31, 2014 which is referenced in the press release and available on the Company's website, is furnished with this report as Exhibit 99.2. The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.
The attached financial exhibits contain certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company’s performance. Funds From Operations or FFO is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) available to common shareholders (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, impairment adjustments associated with depreciable real estate, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company may also discuss FFO as adjusted. Reconciliations of each non-GAAP financial measure to the corresponding GAAP measure are provided in the attached press release.
Net operating income or NOI is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as corporate general and administrative expense and other indirect operating expenses, interest expense, impairment charges and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition, the Company’s computation of same mall NOI excludes straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales. The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization, as well as impairment charges are excluded from NOI for the same reasons that they are excluded from FFO pursuant to NAREIT’s definition.
Item 8.01 Other Events.
On April 23, 2014, the Company announced its intention to sell between three to four of the properties within its portfolio as part of a strategy to raise approximately $200 to $300 million of capital from such dispositions. In order to facilitate its objective, the Company has engaged Eastdil Secured, LLC, a subsidiary of Wells Fargo & Company, to serve as the Company’s listing agent and market thirteen of its regional shopping malls. The net proceeds from the dispositions would be used primarily to reduce corporate debt and to provide the Company funds for its current redevelopment pipeline. Proceeds could also be utilized for preferred stock redemptions. The following is the list of the properties that will be listed for sale:

•	Ashland Town Center in Ashland, Kentucky

•	Colonial Park Mall in Harrisburg, Pennsylvania

•	Dayton Mall in Dayton, Ohio

•	Grand Central Mall in Parkersburg, West Virginia

•	Indian Mound Mall in Heath, Ohio

•	The Mall at Fairfield Commons in Dayton, Ohio

•	The Mall at Johnson City in Johnson City, Tennessee

•	Morgantown Mall in Morgantown, West Virginia

•	Merritt Square Mall in Merritt Island, Florida

•	New Towne Mall in New Philadelphia, Ohio

•	Northtown Mall in Blaine, Minnesota

•	River Valley Mall in Lancaster, Ohio

•	Weberstown Mall in Stockton, California

As a result of the marketing process for the assets listed above, the Company recognizes that under acceptable circumstances and pricing conditions, a transaction, or a series of transactions, pertaining to such assets could materialize involving more, or conceivably less, than the aforementioned targeted range of properties for proceeds at, in excess, or less than the aforementioned range.
The announcement of the foregoing actions is included in the press release announcing the Company’s results of operations for the three months ended March 31, 2014, furnished with this Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not applicable.

(d)	Exhibits
99.1 Press Release of Glimcher Realty Trust, dated April 23, 2014.
99.2 Supplemental Information for the three months ended March 31, 2014.

Forward Looking Statements

This Form 8-K, including the press released attached hereto as Exhibit 99.1, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the Company’s debt instruments, failure or inability to exercise available extension options on debt instruments, failure of the Company to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with the Company’s existing JV partners, failure to achieve projected returns on development properties, the failure to sell malls and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this Form 8-K and from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: April 23, 2014	By:	/s/ Mark E. Yale
Mark E. Yale Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)